DIVISION OF REVENUE Fax:609-984-6851 Apr 13 2010 16:12 P.02

Apr 12 10 08:50a Diane Dalmy 3039886954 p.4

Apr 06 10 11:57a Diane Dalmy 3039886954 p.2 AMC

FILED
APR 12 2010
STATE TREASURER

REG-C-EA
(08-05)

STATE OF NEW JERSEY
DIVISION OF REVENUE

BUSINESS ENTITY AMENDMENT FILING

Complete the following information and sign in the space provided. Please note that once filed, the information on this ... Refer to the instructions for delivery/return options, filing fees and field-by-field requirements. Remember to remit the ... filing. Use attachments if more space is required for any field, or if you wish to add articles for the public record.

0100393722

A. Business Name: Diamond Information Institute, Inc.

Business Entity NJ 10-digit ID number: 0 1 0 0 3 9 3 7 2 2

B. Statutory Authority for Amendment: 14A:9-2(4) and 9-4(3) (See instructions for List of Statutory Authorities)

C. ARTICLE Five & Eight OF THE CERTIFICATE of the above referenced business is amended to read as follows. (If more space is necessary, use attachment)

See attached Exhibit A and B, respectively, regarding change in authorized capital and names of directors.

D. Other Provisions: (Optional)

E. Date Amendment was Adopted: 3/29/10

F. CERTIFICATION OF CONSENT/VOTING: (If required by one of the following laws cited, certify consent/voting)

N.J.S.A. 14A:9-1 et seq. or N.J.S.A. 15A:9-1 et seq., Profit and Non-Profit Corps. Amendment by the Incorporators

☐ Amendment was adopted by unanimous consent of the Incorporators.

N.J.S.A. 14A:9-2(4) and 14A:9-4(3), Profit Corps., Amendment by the Shareholders

☒ Amendment was adopted by the Directors and thereafter adopted by the shareholders.
Number of shares outstanding at the time the amendment was adopted 12,000,000, and total number of shares entitled to vote thereon 12,000,000. If applicable, list the designation and number of each class/series of shares entitled to vote:

List votes for and against amendment, and if applicable, show the vote by designation and number of each class/series of shares entitled to vote:

Number of Shares Voting for Amendment	Number of Shares Voting Against Amendment
11,852,700	-0-

** If the amendment provides for the exchange, reclassification, or cancellation of issued shares, attach a statement describing the manner in which same shall be effected.

N.J.S.A. 15A:9-4, Non-profit Corps., Amendment by Members or Trustees

The corporation has ☐ does not have ☐ members.

If the corporation has members indicate the number entitled to vote ______, and how voting was accomplished:

☐ At a meeting of the corporation. Indicate the number VOTING FOR ____ and VOTING AGAINST ____. If any class(es) of members may vote as a class, set forth the number of members in each class, the votes for and against by class, and the number present at the meeting:

Class	Number of Members	Voting for Amendment	Voting Against Amendment

☐ Adoption was by unanimous written consent without a meeting.

If the corporation does not have members, indicate the total number of Trustees ______, and how voting was accomplished:

☐ At a meeting of the corporation. The number of Trustees VOTING FOR ______ and VOTING AGAINST ______.

☐ Adoption was by unanimous written consent without a meeting.

G. AGENT/OFFICE CHANGE

New Registered Agent: N/A

Registered Office: (Must be a NJ street address)

Street ______ City ______ Zip ______

H. SIGNATURE(S) FOR THE PUBLIC RECORD (See Instructions for Information on Signature Requirements)

Signature [signature] Title Pres. Date 04.02.10

Signature ______ Title ______ Date ______

The above-signed certifies that the business entity has complied with all applicable NJ statutory filing requirements

- B -

S2278710

J4132570

{Draft #1 for discussion purposes only on 14/04/10}

EXHIBIT A

AMENDMENT TO
CERTIFICATE OF INCORPORATION
OF
DIAMOND INFORMATION INSTITUTE, INC.

2. The following amendment to the Certificate of Incorporation was approved by the directors and thereafter duly adopted by the shareholders of the corporation on the 29th day of March, 2010:

RESOLVED THAT ARTICLE FIVE OF THE CERTIFICATE OF INCORPORATION BE AMENDED TO READ AS FOLLOWS:

Article 5. Classes and Shares Authorized. The authorized capital stock of the corporation shall be 3,000,000,000 shares of stock consisting of 2,900,000,000 shares of Common Stock, par value $0.001, and 100,000,000 shares of Preferred Stock, par value $0.001. No stockholder shall have pre-emptive rights. The Board of Directors may determine or change the designation or number of shares, or the relative rights, preferences and limitations of the shares of Preferred Stock, or of any theretofore established class or series no shares of which have been issued.

(a) Designation of Series A Preferred Stock. One million (1,000,000) shares of Series A Preferred Stock, par value $0.001 per share, are authorized (the "Series A Preferred Stock").

(a)(1) Conversion Rights. If at least one share of Series A Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series A Preferred Stock at any given time, regardless of their number, shall be convertible into the number of shares of common stock which equals four times the sum of: (i) the total number of shares of common stock which are issued and outstanding at the time of conversion, plus (ii) the total number of shares of Series B and Series C Preferred Stocks which are issued and outstanding at the time of conversion.

Each individual share of Series A Preferred Stock shall be convertible into the number of shares of common stock equal to four times the sum of: all shares of common stock issued and outstanding at time of conversion + all shares of Series B and Series C Preferred Stocks issued and outstanding at time of conversion divided by the number of shares of Series A Preferred Stock issued and outstanding at the time of conversion.

(a)(2) Issuance. Shares of Series A Preferred Stock may only be issued by a majority vote of the Shareholders. The number of Shares of Series A Preferred Stock to be issued to each qualified person (member of Management, employee or consultant) holding a Note shall be determined by the following formula:

For retirement of debt:

$$\sum_{i=1}^{n} x_i \quad = \quad \text{number of shares of Series A Preferred Stock to be issued}$$

where $x_1 + x_2 + x_3 \ldots + \ldots x_n$ represent the discrete notes and other obligations owed the lender (holder), which are being retired.

(a)(3) Voting Rights. If at least one share of Series A Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series A Preferred Stock at any given time, regardless of their number, shall have voting rights equal to four times the sum of: (i) the total number of shares of common stock which are issued and outstanding at the time of voting, plus (ii) the total number of shares of Series B and Series C Preferred Stocks which are issued and outstanding at the time of voting.

Each individual share of Series A Preferred Stock shall have the voting rights equal to four times the sum of: all shares of common stock issued and outstanding at time of voting + all shares of Series B and Series C Preferred Stocks issued and outstanding at time of voting divided by the number of shares of Series A Preferred Stock issued and outstanding at the time of voting.

(a)(4) Dividends. The holders of Series A Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors, in its sole discretion.

(b) Designation of Series B Preferred Stock. Thirty-Four (34,000,000) million shares of Series B Preferred Stock, par value $0.001 per share, are authorized (the "Series B Preferred Stock").

(b)(1) Dividends. The holders of Series B Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors, in its sole discretion.

(b)(2) Liquidation Rights. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any stock ranking junior to the Series B Preferred Stock, the holders of the Series B Preferred Stock shall be entitled to be paid out of the assets of the Corporation an amount equal to $2.50 per share or, in the event of an aggregate subscription by a single subscriber for Series B Preferred Stock in excess of $100,000, $2.493 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) (the "Preference Value"), plus all declared but unpaid dividends, for each share of Series B Preferred Stock held by them. After the payment of the full applicable Preference Value of each share of the Series B Preferred Stock as set forth herein, the remaining assets of the Corporation legally available for distribution, if any, shall be distributed ratably to the holders of the Corporation's common stock.

(b)(3) Conversion and Anti-Dilution. Each share of Series B Preferred Stock may be convertible, at any time by the respective holder, into the number of shares of the Corporation's common stock equal to the price of the Series B Preferred Stock as stated in this Amendment to the Articles of Incorporation, divided by the par value of this Series B Preferred stock, subject to adjustment as may be determined by the Board of Directors from time to time (the "Conversion Rate"). For example, assuming a $2 price per share of Series B Preferred Stock, and a par value of $0.001 per share for common stock, each share of Series B Preferred Stock would be convertible into 2,000 shares of common stock. Such conversion shall be deemed to be effective on the business day (the "Conversion Date") following the receipt by the Corporation of written notice from the holder of the Series B Preferred Stock of the holder's intention to convert the shares of Series B Stock, together with the holder's stock certificate or certificates evidencing the Series B Preferred Stock to be converted.

Promptly after the Conversion Date, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of full shares of common stock issuable to the holder pursuant to the holder's conversion of Series B Preferred Shares in accordance with the provisions of this Section. The stock certificate(s) evidencing the common stock shall be issued with a restrictive legend indicating that it was issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), and that it cannot be transferred unless it is so registered, or an exemption from registration is available, in the opinion of counsel to the Corporation. The common stock shall be issued in the same name as the person who is the holder of the Series B Preferred Stock unless, in the opinion of counsel to the Corporation, such transfer can be made in compliance with applicable securities laws. The person in whose name the certificate(s) of common stock are so registered shall be treated as a holder of shares of common stock of the Corporation on the date the common stock certificate(s) are so issued.

All shares of common stock delivered upon conversion of the Series B Preferred Shares as provided herein shall be duly and validly issued and fully paid and nonassessable. Effective as of the Conversion Date, such converted Series B Preferred Shares shall no longer be deemed to be outstanding and all rights of the holder with respect to such shares shall immediately terminate except the right to receive the shares of common stock issuable upon such conversion.

(b)(4) The Corporation covenants that, within 30 days of receipt of a conversion notice from any holder of shares of Series B Preferred Stock wherein which such conversion would create more shares of common stock than are authorized, the Corporation will increase the authorized number of shares of common stock sufficient to satisfy such holder of shares of Series B submitting such conversion notice.

(b)(5) Shares of Series B Preferred Stock are anti-dilutive to reverse splits, and therefore in the case of a reverse split, are convertible to the number of shares of common stock after the reverse split as would have been equal to the ratio established in Section (b)(3) above 2.4(a) prior to the reverse split. The conversion rate of shares of Series B Preferred Stock, however, would increase proportionately in the case of forward splits, and may not be diluted by a reverse split following a forward split.

(b)(6) Voting Rights. Each share of Series B Preferred Stock shall have ten votes for any election or other vote placed before the shareholders of the Corporation.

(b)(7) Price and Issuance. The initial price of each share of Series B Preferred Stock shall be $2.50. The price of each share of Series B Preferred Stock may be changed either through a majority vote of the Board of Directors through a resolution at a meeting of the Board, or through a resolution passed at an action without meeting of the unanimous Board, until such time as a listed secondary and/or listed public market develops for the shares.

Shares of Series B Preferred Stock may be issued either (i) to persons in exchange for the cancellation and retirement of debt held by such persons, as approved by the Board, or (ii) in exchange for shares of Preferred Stock of the Corporation held prior to the adoption of this amendment to the Certificate of Incorporation, at the sole election of the holder(s) of such shares, and without approval needed from the Board, but at the exchange rate as set by the Board, which rate shall not be different amongst such holder(s).

(b)(8) Lock-Up Restrictions on Conversion. Shares of Series B Preferred Stock may not be converted into shares of common stock for a period of: a) six (6) months after purchase, if the Corporation voluntarily or involuntarily files public reports pursuant to Section 12 or 15 of the Securities Exchange Act of 1934; or b) twelve (12) months if the Corporation does not file such public reports.

(c) Designation of Series C Preferred Stock. Thirty Million (30,000,000) shares of Series C Preferred Stock, par value $0.001 per share, are authorized the "Series C Preferred Stock").

(c)(1) Issuance. Shares of Series C Preferred Stock may be issued to holders of debt of the Corporation, as determined by a majority vote of `the Board of Directors, or others, as determined by a majority vote of the Board of Directors, or in exchange for shares of Preferred Stock of the Corporation held prior to the adoption of this amendment to the Certificate of Incorporation, at the sole election of the holder(s) of such shares, and without approval needed from the Board, but at the exchange rate as set by the Board, which rate shall not be different amongst such holder(s).

(c)(2) Dividends. The holders of Series C Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors, in its sole discretion.

(c)(3) Liquidation Rights. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any stock ranking junior to the Series C Preferred Stock, the holders of the Series C Preferred Stock shall be entitled to be paid out of the assets of the Corporation an amount equal to $10.00 per share or, in the event of an aggregate subscription by a single subscriber for Series C Preferred Stock in excess of $100,000, $9.97 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) (the "Preference Value"), plus all declared but unpaid dividends, for each share of Series C Preferred Stock held by them. After the payment of the full applicable Preference Value of each share of the Series C Preferred Stock as set forth herein, the remaining assets of the Corporation legally available for distribution, if any, shall be distributed ratably to the holders of the Corporation's common stock.

(c)(4) Conversion and Anti-Dilution. Each share of Series C Preferred Stock shall be convertible, at any time, and/or from time to time, into 500 shares of the Corporation's common stock. Such conversion shall be deemed to be effective on the business day (the "Conversion Date") following the receipt by the Corporation of written notice from the holder of the Series C Preferred Stock of the holder's intention to convert the shares of Series C Stock, together with the holder's stock certificate or certificates evidencing the Series C Preferred Stock to be converted.

Promptly after the Conversion Date, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of full shares of common stock issuable to the holder pursuant to the holder's conversion of Series C Preferred Shares in accordance with the provisions of this Section. The stock certificate(s) evidencing the common stock shall be issued with a restrictive legend indicating that it was issued in a transaction exempt from registration under the Securities Act and that it cannot be transferred unless it is so registered, or an exemption from registration is available, in the opinion of counsel to the Corporation. The common stock shall be issued in the same name as the person who is the holder of the Series C Preferred Stock unless, in the opinion of counsel to the Corporation, such transfer can be made in compliance with applicable securities laws. The person in whose name the certificate(s) of common stock are so registered shall be treated as a holder of shares of common stock of the Corporation on the date the common stock certificate(s) are so issued.

All shares of common stock delivered upon conversion of the Series C Preferred Shares as provided herein shall be duly and validly issued and fully paid and nonassessable. Effective as of the Conversion Date, such converted Series C Preferred Shares shall no longer be deemed to be outstanding and all rights of the holder with respect to such shares shall immediately terminate except the right to receive the shares of common stock issuable upon such conversion.

The Corporation covenants that, within 30 days of receipt of a conversion notice from any holder of shares of Series C Preferred Stock wherein which such conversion would create more shares of common stock than are authorized, the Corporation will increase the authorized number of shares of common stock sufficient to satisfy such holder of shares of Series C submitting such conversion notice.

Shares of Series C Preferred Stock are anti-dilutive to reverse splits, and therefore in the case of a reverse split, are convertible to the number of shares of common stock after the reverse split as would have been equal to the ratio established in Section (c)(4) above prior to the reverse split. The conversion rate for shares of Series C Preferred Stock, however, would increase proportionately in the case of forward splits, and may not be diluted by a reverse split following a forward split.

(c)(5) Voting Rights. Each share of Series C Preferred Stock shall have one vote for any election or other vote placed before the shareholders of the Corporation.

(c)(6) Price. The initial price of each share of Series C Preferred Stock shall be $10.00. The price of each share of Series C Preferred Stock may be changed either through a majority vote of the Board of Directors through a resolution at a meeting of the Board, or through a resolution passed at an action without meeting of the unanimous Board, until such time as a listed secondary and/or listed public market develops for the shares.

(c)(7) Lock-Up Restrictions on Conversion. Shares of Series C Preferred Stock may not be converted into shares of common stock for a period of: a) six (6) months after purchase, if the Corporation voluntarily or involuntarily files public reports pursuant to Section 12 or 15 of the Securities Exchange Act of 1934; or b) twelve (12) months if the Corporation does not file such public reports.

(d) Designation of Series D Preferred Stock. Thirty-Five (35,000,000) million shares of Series D Preferred Stock, par value $0.001 per share, are authorized (the "Series D Preferred Stock"). Shares of Series D Preferred Stock may only be issued by a majority vote of the Shareholders. The number of Shares of Series D Preferred Stock to be issued to each qualified person (member of Management, employee or consultant).

(d)(1) Dividends. The holders of Series D Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors, in its sole discretion.

(d)(2) Liquidation Rights. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any stock ranking junior to the Series D Preferred Stock, the holders of the Series D Preferred Stock shall be entitled to be paid out of the assets of the Corporation an amount equal to $2.50 per share or, in the event of an

aggregate subscription by a single subscriber for Series B Preferred Stock in excess of $100,000, $2.493 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) (the "Preference Value"), plus all declared but unpaid dividends, for each share of Series D Preferred Stock held by them. After the payment of the full applicable Preference Value of each share of the Series D Preferred Stock as set forth herein, the remaining assets of the Corporation legally available for distribution, if any, shall be distributed ratably to the holders of the Corporation's common stock.

(d)(3) Conversion and Anti-Dilution. Each share of Series D Preferred Stock may be convertible, at any time by the respective holder, into the number of shares of the Corporation's common stock equal to the price of the Series D Preferred Stock as stated in this Amendment to the Articles of Incorporation, divided by the par value of this Series D Preferred stock, divided by 0.01, subject to adjustment as may be determined by the Board of Directors from time to time (the "Conversion Rate"). Such conversion shall be deemed to be effective on the business day (the "Conversion Date") following the receipt by the Corporation of written notice from the holder of the Series D Preferred Stock of the holder's intention to convert the shares of Series D Stock, together with the holder's stock certificate or certificates evidencing the Series D Preferred Stock to be converted.

Promptly after the Conversion Date, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of full shares of common stock issuable to the holder pursuant to the holder's conversion of Series D Preferred Shares in accordance with the provisions of this Section. The stock certificate(s) evidencing the common stock shall be issued with a restrictive legend indicating that it was issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), and that it cannot be transferred unless it is so registered, or an exemption from registration is available, in the opinion of counsel to the Corporation. The common stock shall be issued in the same name as the person who is the holder of the Series D Preferred Stock unless, in the opinion of counsel to the Corporation, such transfer can be made in compliance with applicable securities laws. The person in whose name the certificate(s) of common stock are so registered shall be treated as a holder of shares of common stock of the Corporation on the date the common stock certificate(s) are so issued.

All shares of common stock delivered upon conversion of the Series D Preferred Shares as provided herein shall be duly and validly issued and fully paid and nonassessable. Effective as of the Conversion Date, such converted Series D Preferred Shares shall no longer be deemed to be outstanding and all rights of the holder with respect to such shares shall immediately terminate except the right to receive the shares of common stock issuable upon such conversion.

(d)(4) The Corporation covenants that, within 30 days of receipt of a conversion notice from any holder of shares of Series D Preferred Stock wherein which such conversion would create more shares of common stock than are authorized, the Corporation will increase the authorized number of shares of common stock sufficient to satisfy such holder of shares of Series D submitting such conversion notice.

(d)(5) Shares of Series D Preferred Stock are anti-dilutive to reverse splits, and therefore in the case of a reverse split, are convertible to the number of shares of common stock after the reverse split as would have been equal to the ratio established in Section (b)(3) above 2.4(a) prior to the reverse split. The conversion rate of shares of Series D Preferred Stock, however, would increase proportionately in the case of forward splits, and may not be diluted by a reverse split following a forward split.

(d)(6) Voting Rights. Each share of Series D Preferred Stock shall have ten votes for any election or other vote placed before the shareholders of the Corporation.

(d)(7) Price and Issuance. The initial price of each share of Series D Preferred Stock shall be $2.50. The price of each share of Series D Preferred Stock may be changed either through a majority vote of the Board of Directors through a resolution at a meeting of the Board, or through a resolution passed at an action without meeting of the unanimous Board, until such time as a listed secondary and/or listed public market develops for the shares.

Shares of Series D Preferred Stock may be issued to Management, Directors or Consultants as fees for services as determined by a majority vote of the shareholders.

(d)(8) Lock-Up Restrictions on Conversion. Shares of Series D Preferred Stock may not be converted into shares of common stock for a period of: a) six (6) months after purchase, if the Corporation voluntarily or involuntarily files public reports pursuant to Section 12 or 15 of the Securities Exchange Act of 1934; or b) twelve (12) months if the Corporation does not file such public reports.

EHIBIT B

AMENDMENT TO
CERTIFICATE OF INCORPORATION
OF
DIAMOND INFORMATION INSTITUTE, INC.

RESOLVED THAT ARTICLE EIGHT OF THE CERTIFICATE OF INCORPORATION BE AMENDED TO READ AS FOLLOWS:

8. Other provisions:

The names and addresses of the Board of Directors shall be as follows:

Merlin Larson
2300 W. Sahara Avenue
Suite 800
Las Vegas, Nevada 89102

Dennis Atkins
2300 W. Sahara Avenue
Suite 800
Las Vegas, Nevada 89102

Paul Crawford
2300 W. Sahara Avenue
Suite 800
Las Vegas, Nevada 89102